Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2025 Financial Guidance Ranges

•	Total Company Revenue increased 8.4% to a quarterly record of $498.2 million in the second quarter of 2025 from $459.7 million in the second quarter of 2024; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 30.9% to a quarterly record of $20.7 million in the second quarter of 2025 from $15.8 million in the second quarter of 2024
•	Total Company Adjusted EBITDA(1) was a quarterly record of $81.2 million in the second quarter of 2025 as compared with $72.3 million in the second quarter of 2024, an increase of 12.3%; Digital Health reportable segment Adjusted EBITDA(1) increased 4.1% to $3.4 million in the second quarter of 2025 from $3.3 million in the second quarter of 2024
•	Total Company Adjusted EBITDA(1) margins increased by 57 basis points to 16.3% in the second quarter of 2025 as compared with 15.7% in the second quarter of 2024
•	As a percentage of total procedural volumes, advanced imaging increased to 27.5% in the second quarter of 2025 from 26.5% in the second quarter of 2024, an increase of 102 basis points
•	Adjusting for unusual or one-time items in the quarter, Adjusted Earnings(3) was $23.8 million and Adjusted Earnings Per Share(3) was $0.31 for the second quarter of 2025; This compares with Adjusted Earnings(3) of $12.0 million and Adjusted Earnings Per Share(3) of $0.16 for the second quarter of 2024
•	In the second quarter of 2025, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 9.0% and same-center advanced imaging procedural volumes increased 6.6% as compared with the second quarter of 2024
•	As of June 30, 2025, balance sheet cash was $833.2 million and Net Debt to Adjusted EBITDA(1) ratio was 0.96x
•	RadNet revises full-year 2025 guidance levels to increase Revenue and Adjusted EBITDA(1) guidance ranges

LOS ANGELES, California, August 11, 2025 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 405 owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2025.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Both the Imaging Center and Digital Health reportable operating segments demonstrated strong growth and achieved record quarterly results. In the second quarter of 2025, total Company Revenue grew 8.4% and Digital Health segment Revenue increased 30.9% from last year’s same quarter. Growth was driven by strong increases in aggregate and same center procedural volumes, improved reimbursement from commercial and capitated payors, a continuing shift in procedural volumes towards advanced imaging modalities and incremental Digital Health sales and licenses of workflow software and AI solutions.”

1

Dr. Berger continued, “Our focus has been on driving more advanced imaging procedures (MRI, CT and PET/CT) and increasing advanced imaging capacity at the imaging centers through a variety of initiatives. Within MRI, the 9.0% aggregate and 6.6% same center growth in the second quarter as compared with last year’s second quarter is partially the result of capacity created from investments made in MRI software upgrades and operating protocols which enable shorter scan times. CT programs have expanded on both coasts to offer more complex procedures, such as Cardiac CT Angiography, which is often enhanced with AI-assisted analytics. Within PET/CT, our fastest growing modality with 22.4% growth from last year’s second quarter, emphasis has been on newer diagnostic and screening offerings for prostate cancer, Alzheimer’s disease and dementia and new procedures with leading-edge tumor-specific radioactive tracers. The growth in advanced imaging, particularly MRI, has been furthered by the implementation of Digital Health’s TechLiveTM, our remote screening technology recently cleared by the FDA. TechLiveTM is assisting with ongoing technologist staffing challenges by enabling remote control of advanced imaging equipment to expand hours of operation and by staffing exam rooms which otherwise would have been closed.”

“The growth in advanced imaging from these initiatives along with effective cost management contributed to an increase in our Adjusted EBITDA(1) margin to 16.3% during the second quarter of 2025, which compares with 15.7% in last year’s second quarter, an improvement of 57 basis points. Adjusted EBITDA(1) during the second quarter of 2025 increased by 12.3% to $81.2 million from $72.3 million in last year’s second quarter,” added Dr. Berger.

Dr. Berger continued, “In response to high demand and patient backlogs in many of RadNet’s local markets, we continue to pursue capacity expansion through the development and construction of new imaging centers. One new facility was opened during the second quarter in East Brunswick, New Jersey, and nine additional de novo facility openings are projected for the remainder of 2025. Within Digital Health, we continue to see growth from the nationwide expansion of the AI-powered Enhanced Breast Cancer Detection program, where today almost 45% of RadNet screening mammography patients are electing to participate for a $40 out-of-pocket charge. We continue to make progress with the internal RadNet implementation of the TechLiveTM remote scanning solution, elements of the DeepHealth Operations and Diagnostic suites and the newly acquired See-Mode ultrasound AI capabilities.”

“Given the sustainable positive trends we are experiencing and the strong financial performance of the second quarter, we are revising upwards 2025 guidance levels for Revenue and Adjusted EBITDA(1) in anticipation of financial results that we believe will exceed both our original expectations and the amendments we made to the guidance ranges upon releasing first quarter 2025 results in May,” concluded Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2025, RadNet reported Total Company Revenue of $498.2 million and Adjusted EBITDA(1) of $81.2 million. Revenue increased $38.5 million (or 8.4%) and Adjusted EBITDA(1) increased $8.9 million (or 12.3%) as compared with the second quarter of 2024.

For the second quarter of 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $20.7 million and Adjusted EBITDA(1) of $3.4 million. Revenue increased $4.9 million (or 30.9%) and Adjusted EBITDA(1) increased $134,000 (or 4.1%) as compared with the second quarter of 2024.

2

Unadjusted for unusual or one-time items impacting the second quarter of 2025, Total Company Net Income for the second quarter of 2025 was $14.5 million as compared with a Total Company Net Loss of $3.0 million for the second quarter of 2024. Net Income Per Share for the second quarter of 2025 was $0.19, compared with a Net Loss per share of $(0.04) in the second quarter of 2024, based upon a weighted average number of diluted shares outstanding of 75.5 million shares in 2025 and 73.4 million shares in 2024.

There were a number of unusual or one-time items impacting the second quarter including: $2.0 million of non-cash loss from interest rate swaps; $496,000 expense related to leases for de novo facilities under construction that have yet to open their operations; $123,000 of lease abandonment charge; $2.3 million of acquisition transaction costs; and $4.8 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and generative AI. Adjusting for the above items, Total Company Adjusted Earnings(3) was $23.8 million and diluted Adjusted Earnings Per Share(3) was $0.31 during the second quarter of 2025. This compares with Total Company Adjusted Earnings(3) of $12.0 million and diluted Adjusted Earnings Per Share(3) of $0.16 during the second quarter of 2024.

For the second quarter of 2025, as compared with the prior year’s second quarter, MRI volume increased 9.0%, CT volume increased 8.1%, PET/CT volume increased 22.4% and routine imaging (inclusive of nuclear medicine, ultrasound, mammography, x-ray and other exams) increased 3.5% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2025 and 2024, MRI volume increased 6.6%, CT volume increased 5.9%, PET/CT volume increased 16.2% and routine imaging increased 1.4% over the prior year’s second quarter.

Six Month Financial Results

For the first six months of 2025, RadNet reported Total Company Revenue of $969.6 million and Adjusted EBITDA(1) of $127.6 million. Revenue increased $78.2 million (or 8.8%) and Adjusted EBITDA(1) decreased $3.1 million (or 2.4%) as compared with the first six months of 2024. The decrease in Adjusted EBITDA(1) was primarily the result of the previously estimated loss of $15 million of Adjusted EBITDA(1) as a result of the California wildfires and severe winter weather conditions impacting the first quarter of 2025.

For the first six months of 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $39.9 million and Adjusted EBITDA(1) of $7.1 million. Revenue increased $9.5 million (or 31.0%) and Adjusted EBITDA(1) increased $325,000 (or 4.8%) as compared with the first six months of 2024.

Unadjusted for one-time or unusual items, Total Company Net Loss for the first six months of 2025 was $23.5 million as compared with a Total Company Net Loss of $5.8 million for the first six months of 2024. Net Loss Per Share for the six-month period of 2025 was $(0.32), compared with a Net Loss per share of $(0.08) in the six-month period of 2024, based upon a weighted average number of diluted shares outstanding of 74.1 million shares in 2025 and 71.8 million shares in 2024.

3

2025 Guidance Update

RadNet updates guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$1,825 - $1,875 million	$1,835 - $1,885 million	$1,850 - $1,900 million
Adjusted EBITDA(1)	$265 - $273 million	$268 - $276 million	$271 - $279 million
Capital Expenditures(a)	$140 - $150 million	$145 - $155 million	$152 - $162 million
Cash Interest Expense(b)	$35 - $40 million	$35 - $40 million	$35 - $40 million
Free Cash Flow (2)	$70 - $80 million	$70 - $80 million	$70 - $80 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue (inclusive of intersegment revenue)	$80 - $90 million	$80 - $90 million	$80 - $90 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$15 - $17 million	$15 - $17 million	$15 - $17 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$16 - $18 million	$16 - $18 million	$17 - $19 million

Capital Expenditures	$3 - $5 million	$3 - $5 million	$2 - $4 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$11 - $13 million	$11 - $13 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(5) - $(8) million	$(5) - $(8) million	$(5) - $(8) million

4

Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2025 results on Monday, August 11th, 2025 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, August 11, 2025

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1729070&tp_key=3a3e8702a3 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10201853.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 405 owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 11,000 team members. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

5

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

6

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

7

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$833,152	$740,020
Accounts receivable	199,991	185,821
Due from affiliates	12,959	41,869
Prepaid expenses and other current assets	48,277	51,542
Total current assets	1,094,379	1,019,252
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	741,382	694,791
Operating lease right-of-use assets	666,054	639,740
Total property, plant, equipment and right-of-use assets	1,407,436	1,334,531
OTHER ASSETS
Goodwill	751,514	710,663
Other intangible assets	91,078	81,351
Deferred financing costs	1,974	2,265
Investment in joint ventures	125,804	104,057
Deposits and other	42,781	34,571
Total Assets	$3,514,966	$3,286,690

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$406,689	$351,464
Due to affiliates	51,067	43,650
Deferred revenue	3,433	3,288
Current operating lease liability	59,537	56,618
Current portion of notes payable	25,484	24,692
Total current liabilities	546,210	479,712
LONG-TERM LIABILITIES
Long-term operating lease liability	678,783	655,979
Notes payable, net of current portion	1,077,251	991,574
Deferred tax liability, net	21,441	22,230
Other non-current liabilities	12,020	3,785
Total liabilities	2,335,705	2,153,280
EQUITY
RadNet, Inc. stockholders' equity:

Common stock - $0.0001 value, 200,000,000 shares authorized; 75,067,102 and 74,036,993 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	8	7
Additional paid-in-capital	1,025,936	988,147
Accumulated other comprehensive loss	6,627	(9,061)
Accumulated deficit	(100,257)	(76,785)
Total RadNet, Inc.'s Stockholders' equity:	932,314	902,308
Noncontrolling interests	246,947	231,102
Total Equity	1,179,261	1,133,410
Total liabilities and equity	$3,514,966	$3,286,690

8

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

REVENUE
Service fee revenue	$468,063	$422,745	$907,412	$819,934
Revenue under capitation arrangements	30,167	36,969	62,217	71,487
Total service revenue	498,230	459,714	969,629	891,421
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	429,085	389,724	882,565	777,313
Lease abandonment charges	123	–	5,511	–
Depreciation and amortization	35,993	34,475	71,476	66,843
Loss (gain) on sale and disposal of equipment and other	1,724	401	2,126	587
Severance costs	426	268	1,173	493
Total operating expenses	467,351	424,868	962,851	845,236
INCOME (LOSS) FROM OPERATIONS	30,879	34,846	6,778	46,185
OTHER INCOME AND EXPENSES
Interest expense	17,189	26,082	34,428	42,349
Equity in earnings of joint ventures	(4,356)	(3,389)	(6,955)	(7,713)
Non-cash change in fair value of interest rate hedge	1,956	1,890	4,062	674
Debt restructuring and extinguishment expenses	–	8,762	–	8,762
Other (income) expenses	(7,764)	(7,900)	(15,476)	(10,834)
Total other (income) expenses	7,025	25,445	16,059	33,238
INCOME (LOSS) BEFORE INCOME TAXES	23,854	9,401	(9,281)	12,947
Provision for income taxes	(820)	(2,456)	2,578	(592)
NET INCOME (LOSS)	23,034	6,945	(6,703)	12,355
Net income (loss) attributable to noncontrolling interests	8,580	9,927	16,769	18,116
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$14,454	$(2,982)	$(23,472)	$(5,761)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.19	$(0.04)	$(0.32)	$(0.08)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.19	$(0.04)	$(0.32)	$(0.08)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	74,352,498	73,419,124	74,070,438	71,795,080
Diluted	75,531,743	73,419,124	74,070,438	71,795,080

9

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(6,703)	$12,355
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	71,476	66,843
Noncash operating lease expense	29,356	30,006
Equity in earnings of joint ventures, net of dividends	(1,267)	(6,713)
Amortization of deferred financing costs and loan discount	1,471	1,541
Loss on sale and disposal of equipment	2,126	587
Loss on extinguishment of debt	–	2,080
Lease abandonment charges	5,511	–
Amortization of cash flow hedge	2,712	7,256
Non-cash change in fair value of interest rate swap	4,062	674
Stock-based compensation	37,235	16,645
Change in fair value of contingent consideration	–	1,974
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(14,159)	(31,581)
Other current assets	22,381	5,242
Other assets	(2,544)	(5,553)
Deferred taxes	(3,511)	1,791
Operating leases	(34,726)	(27,707)
Deferred revenue	145	(185)
Accounts payable, accrued expenses and other	48,264	57,835
Net cash provided by operating activities	161,829	133,090
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(31,985)	(32,771)
Purchase of property and equipment and other	(101,776)	(104,095)
Proceeds from sale of equipment	40	9
Equity contributions in existing and purchase of interest in joint ventures	(20,480)	(1,421)
Net cash used in investing activities	(154,201)	(138,278)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,461)	(2,624)
Payments on Term Loan Debt	(10,252)	(682,438)
Proceeds from issuance of new debt, net of issuing costs	99,001	863,869
Purchase of noncontrolling interests by third party	2,389	4,169
Payments on contingent consideration and holdbacks	–	(3,614)
Distributions paid to noncontrolling interests	(3,313)	(2,423)
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	–	8,713
Proceeds from issuance of common stock	–	218,385
Proceeds from issuance of common stock upon exercise of options	554	367
Net cash provided by financing activities	84,918	404,404
EFFECT OF EXCHANGE RATE CHANGES ON CASH	586	(107)
NET INCREASE IN CASH AND CASH EQUIVALENTS	93,132	399,109
CASH AND CASH EQUIVALENTS, beginning of period	740,020	342,570
CASH AND CASH EQUIVALENTS, end of period	833,152	741,679

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$35,018	$34,203
Cash paid during the period for income taxes	$2,428	$705

10

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income (loss) attributable to Radnet, Inc. common stockholders	$14,454	$(2,982)	$(23,472)	$(5,761)
Income taxes	820	2,456	(2,578)	592
Interest expense	17,189	26,082	34,428	42,349
Severance costs	426	268	1,173	493
Depreciation and amortization	35,993	34,475	71,476	66,843
Non-cash employee stock-based compensation	8,741	4,749	37,235	16,646
Loss (gain) on sale and disposal of equipment and other	1,724	401	2,126	587
Non-cash change in fair value of interest rate hedge	1,956	1,890	4,062	674
Other expenses (income)	(7,764)	(7,900)	(15,476)	(10,834)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	4,787	3,317	8,349	6,632
Lease abandonment charges	123	–	5,511	–
Loss (gain) on extinguishment of debt and related expenses	–	8,762	–	8,762
Non-cash change to contingent consideration	–	–	–	1,974
Non-operational rent expenses	496	809	1,838	1,832
Acquisition transaction costs	2,301	–	2,973	–

Adjusted EBITDA - Radnet, Inc.	$81,246	$72,327	$127,645	$130,789

NOTE
Adjusted EBITDA - Imaging Center Segment	77,843	69,058	120,531	124,000
Adjusted EBITDA - Digital Health Segment	3,403	3,269	7,114	6,789

11

PAYMENTS BY PAYOR CLASS

Second Quarter
2025

Commercial Insurance	58.3%
Medicare	23.3%
Capitation	6.1%
Medicaid	2.5%
Workers Compensation/Personal Injury	2.1%
Other*	7.6%
Total	100.0%

* Includes Management Fees, Digital Health Revenue and Heart Lung Health Revenue.

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2025	2024	2023	2022

MRI	37.3%	37.1%	36.8%	36.8%
CT	15.7%	15.9%	16.8%	17.5%
PET/CT	8.7%	7.2%	6.4%	5.8%
X-ray	5.6%	6.0%	6.5%	6.7%
Ultrasound	13.6%	13.6%	12.9%	12.6%
Mammography	15.8%	16.4%	16.0%	15.3%
Nuclear Medicine	0.9%	1.0%	0.8%	0.9%
Other	2.5%	2.7%	3.9%	4.5%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Second Quarter	Second Quarter
	2025	2024

MRI	490,299	449,781
CT	291,820	269,939
PET/CT	22,155	18,107
Nuclear Medicine	9,377	9,610
Ultrasound	701,917	664,043
Mammography	508,000	483,510
X-ray and Other	900,095	890,814

Total	2,923,663	2,785,804

* Volumes include wholly owned and joint venture centers.

12

RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	June 30,
	2025	2024

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$14,454	$(2,982)

Add/Subtract non-cash change in fair value of interest rate swaps (i)	1,956	1,890
Non-cash interest expense from extraordinary interest rate swap OCI amortization	–	5,559
Non-operational rent expenses (iii)	496	809
Contingent consideration	–	–
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	4,787	3,317
Lease abandonment charge	123	–
Acquisition transaction costs	2,301	–
Debt restructing and extinguishment expenses (iv)	–	8,762
Total adjustments - loss (gain)	9,663	20,337
Subtract tax impact of Adjustments (ii)	(332)	(5,308)
Tax effected impact of adjustments	9,331	15,029

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	9,331	15,029

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	23,785	12,047

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	75,531,743	74,944,366

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.31	$0.16

(i)	Impact from the change in fair value of the swaps during the quarter. Excludes the recurring amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using 3.44% and 26.10% blended federal and state effective tax rate for the second quarter of 2025 and 2024, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Extraordinary expense related to the Company's successful April 2024 debt refinancing transaction.

13

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

14